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                                                                   Exhibit 10.02

                                  CURIS, INC.

                              Severance Agreement
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     THIS SEVERANCE AGREEMENT by and between Curis, Inc., a Delaware corporation
(the "Company"), and Daniel R. Passeri (the "Executive") is made as of November 20, 2000 (the "Effective Date").

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of certain of the Company's key personnel; and

     WHEREAS, the Company wishes to provide the Executive with severance pay in the event of the Executive's separation from the Company under the circumstances provided for herein;

     NOW, THEREFORE, in consideration of the Executive's continued employment by the Company and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Term of Agreement.  This Agreement, and all rights and obligations of
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the parties hereunder, shall take effect upon the Effective Date and shall expire at midnight on November 1, 2001 (the "Expiration Date").

     2.   Not an Employment Contract.  The Executive acknowledges that this
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Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an executive or employee of the Company and that this Agreement does not prevent the Executive from terminating his employment with the Company at any time.

     3.   Termination For Cause or Voluntary Departure Prior to the Expiration
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Date. In the event that prior to the Expiration Date (a) the employment of the
----
Executive is terminated by the Company for Cause (defined below) or (b) the Executive voluntarily terminates his employment with the Company, the Company shall pay to the Executive the compensation and benefits otherwise payable to him through the last day of his or her actual employment by the Company. For the purposes of Sections 3 and 4, the term "Cause" shall mean (a) a good faith finding by the Company that the Executive has engaged in dishonesty, gross negligence or misconduct, (b) the conviction of the Executive of, or the entry of a pleading of guilty or nolo contendere by the Executive to, any crime involving moral turpitude or any felony or (c) any breach or threatened breach by the Executive of any confidentiality or inventions agreement with the Company.

     4.   Termination Without Cause Prior to the Expiration Date.  In the event
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that the employment of the Executive is terminated by the Company without Cause prior to the Expiration Date, the Company shall continue to pay to the Executive as severance benefits his base salary as in effect on the date of termination (payable in
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annualized biweekly installments in accordance with the Company's regular payroll practices) and continue to provide to the Executive any other benefits owed to him by virtue of his employment with the Company (to the extent such benefits can be provided to non-employees, or to the extent such benefits cannot be provided to non-employees, then the cash equivalent thereof) until the date six months after the date of termination.

     5.   Termination After the Expiration Date.  This Agreement shall be of no
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force or effect with respect to any termination of the Executive's employment with the Company which should occur after the Expiration Date.

     6.   Notices.  Any notices delivered under this Agreement shall be deemed
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duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth on the signature page hereto. Either party may change the address to which notices are to be delivered by giving written notice of such change to the other party.

     7.   Entire Agreement.  This Agreement constitutes the entire agreement
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between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the termination, resignation or other discontinuation of employment with the Company.

     8.   Amendment. This Agreement may be amended or modified only by a written
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instrument executed by both the Company and the Executive.

     9.   Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof). Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Executive each consents to the jurisdiction of such a court.

     10.  Counterparts.  This Agreement may be executed in two signature
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counterparts, each of which shall constitute an original, but all of which taken together shall constitute but one and the same instrument.

     THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                                   CURIS, INC.


                                   /s/ George A. Eldridge
                                   ----------------------------
                                   George A. Eldridge
                                   Vice President, Finance and Secretary


                                   Address: 61 Moulton Street
                                            Cambridge, MA 02138



                                   EXECUTIVE


                                   /s/ Daniel R. Passeri
                                   ----------------------------
                                   Daniel R. Passeri


                                   Address: 61 Moulton Street
                                            Cambridge, MA 02138

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